Exhibit 99.1

News Release

AstroNova Acquires Astro Machine, a Leader in Printing Technology for Labeling and Mailing Applications

$17.1 Million Transaction Adds U.S.-based Engineering and Manufacturing Capacity

NEWS HIGHLIGHTS

•	Astro Machine adds a synergistic adjacency to the Product Identification portfolio, significant inkjet printing and material handling expertise, and new market channels

•	Transaction expected to be accretive to earnings in the current fiscal year

•	Astro Machine becomes a wholly owned subsidiary of AstroNova

•	AstroNova to host conference call at 3:00 p.m. ET today

WEST WARWICK, R.I., August 9, 2022 — AstroNova, Inc. (Nasdaq: ALOT) (“AstroNova” or the “Company”), a global leader in data visualization technologies, today announced the acquisition of Astro Machine, for an aggregate purchase price of $17.1 million in cash, from its founding family.

Astro Machine is a leading designer and manufacturer of professional color and monochrome inkjet printers as well as a wide range of media handling equipment for labeling and mailing applications. The acquisition includes Astro Machine’s 34,000-square-foot engineering and manufacturing plant in Elk Grove Village, Illinois.

“Astro Machine meets all the criteria of our acquisition strategy and adds an exciting adjacency to our Product Identification portfolio that we expect will further enhance our market leadership position,” said Greg Woods, AstroNova President and CEO. “Astro Machine’s products and technologies are a great fit. We believe that this transaction brings synergistic product design and material handling expertise, expands our U.S.-based manufacturing capabilities, and adds complementary channels to market that will enhance our ability to scale the combined business and capitalize on cross-selling opportunities. George Selak, Astro Machine’s President, will continue to lead the business, and we are delighted to welcome him and the entire experienced Astro Machine team into the AstroNova family.”

“Today’s announcement marks the start of an exciting new chapter in Astro Machine’s 44-year history,” Selak said. “We are thrilled about joining AstroNova, whose industry knowledge, technologies, and global presence will enable us to play an even greater role in helping our customers grow their businesses.”

The transaction was funded with borrowings from an amended version of the Company’s existing senior bank debt facilities. The acquisition is expected to be accretive to earnings in the current fiscal year.

The Current Report on Form 8-K disclosing this transaction was filed concurrently with the issuance of this news release.

Conference Call Information

AstroNova management will host a conference call for investors at 3:00 p.m. ET today to discuss the transaction. To participate in the conference call, please dial (888) 412-4134 (U.S. and Canada) or (646) 960-0141 (International) approximately 10 minutes prior to the start time and enter Conference ID 4329772.

A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com. Presentation slides related to the Astro Machine acquisition will be accessible on the website ahead of the call.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats. The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Safe Harbor Statement

Information included in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include financial expectations relating to the acquisition of Astro Machine. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning the acquisition of Astro Machine. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the benefits of the acquisition of Astro Machine, including, but not limited to, incorporating any potential synergies between AstroNova and Astro Machine, expanding our manufacturing capabilities, scaling the combined business and capitalizing on cross-selling opportunities, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (a) the risk we are unable to integrate Astro Machine’s business and operations with and into AstroNova’s existing business; (b) general economic, financial, industry, and business conditions; (c) the impact of the ongoing COVID-19 pandemic on us, our customers, our suppliers, and the global economy; (d) competition in the specialty printer or data acquisition industries; (e) our ability to obtain adequate pricing for our products and control our cost structure; and (f) the other factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Investor & Media Contact

Scott Solomon

Senior Vice President

Sharon Merrill

(617) 320-8282

ALOT@investorrelations.com

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